China Green Agriculture, Inc. Announces Executive Share Purchase

XI'AN, China, March 8, 2012 /PRNewswire-Asia-FirstCall/ --China Green Agriculture, Inc. (NYSE: CGA) ("CGA" or the "Company"), a producer and distributor of humic acid based compound fertilizers, blended fertilizers, organic compound fertilizers, slow-release fertilizers, highly-concentrated water-soluble fertilizers and mixed organic-inorganic compound fertilizers and agricultural products, such as top-grade fruits, vegetables, flowers and colored seedlings through its wholly-owned subsidiaries in China, today announced that Mr. Tao Li,  the Company's Chairman and Chief Executive Officer completed the purchase of 63,158 shares of the Company’s common stock, par value $0.001 per share, in a private placement, at a purchase price of $4.75 per share, a price at the highest closing price of the Company’s common stock over the last 90 trading days, for an aggregate purchase price of $300,000.50, pursuant to and in accordance with the terms and provisions of a Securities Purchase Agreement in a form previously presented to the Board of Directors.

“Given the Company’s impressive growth in the compound fertilizer business, diversified product portfolio, nationwide distribution network and increasing demand for our compound fertilizer products, I believe the current stock price does not fully reflect the Company’s present business performance and future growth targets. This executive share purchase demonstrates my confidence in the Company's ongoing business growth,” said Tao Li.

About China Green Agriculture, Inc.

The Company mainly produces and distributes humic acid based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. ("Jinong"), Beijing Gufeng Chemical Products Co., Ltd. ("Gufeng"), Xi'an Jintai Agriculture Technology Development Company ("Jintai") and Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"). Jinong produced and sold 152 different kinds of fertilizer products as of December 31, 2011, all of which are certified by the PRC government as Green Food Production Materials, as stated by the China Green Food Development Center. Jinong currently markets its fertilizer products to private wholesalers and retailers of agricultural farm products in 22 provinces, four autonomous regions, and three central-government-controlled municipalities in the PRC. Jinong had 699 distributors in China as of December 31, 2011. Gufeng, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., are Beijing-based producers of compound fertilizer, blended fertilizer, organic compound fertilizer, and mixed organic-inorganic compound fertilizer. As of December 31, 2011, Gufeng produced and sold 313 different kinds of fertilizer products, and had 177 distributors in China. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulation.

For more information, please contact:

China Green Agriculture, Inc.
Ms. Jane Zuo (English and Chinese)
Investor Relations Manager
Tel: +86-186-1842-8899
Email: jane.zuo@cgagri.com

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